Exhibit 99.1

CERTIFICATION PRSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Innovative Companies, Inc. (the “Company”) on Form 10-QSB for the three months ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mihir K. Taneja, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mihir K. Taneja

Mihir K. Taneja Chief Executive Officer February 12, 2003

Exhibit 99.1

CERTIFICATION PRSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Innovative Companies, Inc. (the “Company”) on Form 10-QSB for the three months ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carol Dore-Falcone, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Carol Dore-Falcone

Carol Dore-Falcone Vice President and Chief Financial Officer February 12, 2003